UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Prospect Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PROSPECT CAPITAL CORPORATION
10 East 40th Street, 42nd Floor
New York, New York 10016
(212) 448-0702
PROXY STATEMENT
2019 Annual Meeting of Stockholders
The purpose of this supplement, dated October 22, 2019 (this “Supplement”), to the definitive proxy statement (the “Proxy Statement”) of Prospect Capital Corporation, a Maryland corporation (the “Company” or “we,” “us” or “our”), filed with the Securities and Exchange Commission on September 9, 2019, relating to the Company's 2019 Annual Meeting of Stockholders, to be held on Tuesday, December 3, 2019, at 3:30 p.m., Eastern Time, at our offices, 10 East 40th Street, 42nd Floor, New York, New York 10016, and at any postponements, adjournments or delays thereof, is solely to include additional shares held by the John and Daria Barry Foundation in the Security Ownership of Certain Beneficial Owners and Management table, which were originally inadvertently excluded from the Proxy Statement.
No other changes have been made to the Proxy Statement or to the matters to be considered by the stockholders. Capitalized terms used but not otherwise defined in this Supplement shall have the meanings assigned to such terms in the Proxy Statement.

As a reminder, for the reasons set forth in the Proxy Statement, the Board of Directors recommends that you vote “FOR” all Proposals.

Please vote your shares today so the Company can avoid additional solicitation expenses and potential delays.  If you do not have a copy of your proxy card, you may vote your shares by calling (866) 387-0770.

Security Ownership of Certain Beneficial Owners and Management
As of the Record Date, there were no persons that owned 25% or more of our outstanding voting securities, and no person would be deemed to control us, as such term is defined in the Investment Company Act of 1940, as amended, or the “1940 Act”.
Our directors are divided into two groups - interested directors and independent directors. Interested directors are “interested persons” of the Company, as defined in the 1940 Act.
The following table sets forth, as of September 6, 2019, certain ownership information with respect to our common stock for those persons who may, insofar as is known to us, directly or indirectly own, control or hold with the power to vote, 5% or more of our outstanding common stock and the beneficial ownership of each current director and nominee for director, the Company’s executive officers, and the executive officers, nominees and directors as a group.
Ownership information for those persons, if any, who own, control or hold the power to vote, 5% or more of our shares of common stock is based upon Schedule 13D or Schedule 13G filings by such persons with the Securities and Exchange Commission, or the “Commission,” and other information obtained from such persons, if available. Such information is as of the date of the applicable filing and may no longer be accurate.
Unless otherwise indicated, we believe that each person set forth in the table below has sole voting and investment power with respect to all shares of the Company’s common stock he or she beneficially owns and has the same address as the Company. Our address is 10 East 40th Street, 42nd Floor, New York, New York 10016.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class(1)
5% or more holders

Interested Directors and Nominees
John F. Barry III(2)	64,065,373	17.4%
M. Grier Eliasek(3)	1,252,196	*
Independent Directors and Nominees
Andrew C. Cooper	—	—
William J. Gremp	16,214	*
Eugene S. Stark	42,500	*
Executive Officers
Kristin Van Dask	33,000	*
Executive officers, nominees and directors as a group	65,409,283	17.8%

*	Represents less than one percent.

(1)	Based on a total of 367,287,523 shares of our common stock issued and outstanding as of September 6, 2019.

(2)
Mr. Barry also serves as the Chief Executive Officer of the Company. Mr. Barry has sole voting and dispositive power over 63,883,363 shares held by him directly and through the John and Daria Barry Foundation as of September 6, 2019. Mr. Barry has shared voting and dispositive power over the remaining 182,010 shares beneficially owned as of September 6, 2019.

(3)	Mr. Eliasek also serves as the Chief Operating Officer of the Company.
The following table sets forth the dollar range of equity securities beneficially owned by each director and each nominee for election as a director of the Company as of September 6, 2019. Information as to beneficial ownership is based on information furnished to the Company by the directors. We are part of a “family of investment companies,” as that term is defined in the 1940 Act, that includes Priority Income Fund, Inc. (“Priority”) and TP Flexible Income Fund, Inc. (formerly Pathway Capital Opportunity Fund, Inc.) (“FLEX”).

Name of Director	Dollar Range of Equity Securities Beneficially Owned in the Company(1)(2)(3)	Dollar Range of Equity Securities Beneficially Owned in Priority(1)(2)(3)	Dollar Range of Equity Securities Beneficially Owned in FLEX(1)(2)(3)
Interested Directors and Nominees
John F. Barry III	Over $100,000	None	None
M. Grier Eliasek	Over $100,000	None	None
Independent Directors and Nominees
Andrew C. Cooper	None	None	None
William J. Gremp	Over $100,000	None	None
Eugene S. Stark	Over $100,000	None	None

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, which requires pecuniary interest.

(2)	The dollar ranges are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

(3)	The dollar range of our equity securities beneficially owned is based on the closing price of $6.52 on September 6, 2019 on the NASDAQ Stock Market.